PROMISSORY NOTE



PRINCIPAL: $450,000.00              DUE ON DEMAND


FOR VALUE RECEIVED, the undersigned hereby promises to pay to Genterra Investment Corporation or order, ON DEMAND, the sum of FOUR HUNDRED AND FIFTY THOUSAND DOLLARS ($450,000.00) in lawful money of Canada at 106 Avenue Road, Toronto, Ontario. The principal amount hereof shall bear interest at a rate per annum that is equal to one percent (1~ o) plus the rate of interest expressed as the rate per annum which The Royal Bank of Canada establishes from time to time at its head office in Toronto, Ontario, as a reference rate of interest in order to determine the interest rate it will charge for loans in Canadian Dollars to its Canadian customers ('Prime Rate"). Changes in the Prime Rate will cause an adjustment of the interest on the principal amount hereof outstanding from time to time as at the end of the banking day of which such change takes place.

Interest shall be calculated and paid monthly, not in advance, on the 1 st day of each month in each year commencing on the 1st day of July, 1999 until the principal amount hereof has been paid. Interest shall be payable before and after judgement at the same rate with overdue interest to bear interest and be payable on the dates fixed for payment at the same rate.

The undersigned hereby waives presentment, notice of dishonour, protest and notice of protest.

IN WITNESS WHEREOF the undersigned has executed this promissory note under the hands of its proper signing officers duly authorized in that behalf this 17th day of June 1999.



                                                   RALLETS REALTY  INC.


         per: _____

, Secretary



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                                            GENERAL SECURITY AGREEMENT


THIS AGREEMENT is made between:

Rallcts Realty Inc.,
106 Avenue Road
Toronto, Ontailo
MSR2H3

(the "Debtor")

OF THE FIRST PART;

                                                      - and -

Genterra Investment Corporation,
106 Avenue Road
Toronto, Ontario
M5R2H3

(the "Creditor")

OF THE SECOND PART.

I.       Consideration

For valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the Debtor enters into this security agreement with the Creditor.

2.       Obligations Secured

The Security Interest (as hereinafter defined) is panted to the Creditor by the Debtor as continuing security for the payment of all present and future indebtedness and liabilities of the Debtor to the Creditor, including interest thereon and for the payment and performance of all other present and future obligations of the Debtor to the Creditor, whether direct or indirect, contingent or absolute (including obligations under this agreement); and without limiting the gencrality of the forcgoing, specifically including, without limitation, the obligations of the Debtor to the Creditor under a Promissory Note made by the Debtor in favour of the Creditor in the principal sum of $450,000.00 dated June 17, 1999 (collectively, the "Obligations").

3.       Creation of Security Interest

The Debtor hereby grants, mortgages, charges, transfers, assigns and creates to and in favour of the Creditor a security interest in the following:


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(a) all present and future equipment of the Debtor, including all machinery, fixtures, plant, tools, furniture, vehicles of any kind or description, all spare pans, accessories installed in or affixed or attached to any of the foregoing, and all drawings, specifications, plans and manuals relating thereto ("Equipment");



(b) all present and future inventory of the Debtor, including all raw materials, materials used or consumed in the business or profession of the Debtor, work-in-progress, finished goods, goods used for packing, materials used in the business of the Debtor not intended for sale, and goods acquired or held for sale or furnished or to be furnished under contracts of rental or service ("Inventory");

Accounts

(c) all present and future debts, demands and amounts due or accruing due to the Debtor whether or not earned by performance, including without limitation its book debts, accounts receivable, and claims under policies of insurance; and all contracts, security interests and other rights and benefits in respect thereof ("Accounts");

Thtan2ibles

(d) all present and future intangible personal property of the Debtor, including all contract riahts, goodwill, patents, trade marks, copyrigh s and 0 her industrial property, arid all other choses in action of the Debtor of every kind, whether due at the present time or hereafter to become due or owing ("Intangibles");

Documents of Title

(e) all present and future documents of title of the Debtor, whether negotiable or otherwise including all warehouse receipts and bills of lading ("Documents of Title"); Chattel Paper

(I) all present and future agreements made between the Debtor as secured party and others which evidence both a monetary obligation and a security interest in or a lease of specific goods ("Chattel Paper");

Instruments

(g) all present and future bills, notes and cheques (as such are defined pursuant to the Bills of Exchange Act (Canada), and all other writings that evidence a fight to the payment of money and are of a type that in the ordinary course of business are transferred by delivery without any necessary endorsement or assignment ('lnstrumen ta");


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(h) all present and future money of the Debtor, whether authorized or adopted by the Parliament of Canada as part of its currency or any foreign government as part of its currency ("Money");

Rernin'ties

(i) all present and future securities held by the Debtor, including shares, options, rights, warrants, joint venture interests, interests in limited partnerships, bonds, debentures and all other documents which constitute evidence of a share, participation or other interest of the Debtor in property or in an enterprise or which constitute evidence of an obligation of the issuer; and including an uneertificated security within the meaning of Part VI (Investment Securities) of the Business Corporations Act, 1982 (Ontario) and all substitutions therefor and dividends and income derived therefrom ("Securities");



Ci) all books, accounts, invoices, letters, papers, documents and other records in any form evidencing or relating to collateral subject to the Security Interest ("Documerns");



(k) all present and ture personal property, business, and undertaking of the Debtor not being Inventory, Equipment; Accounts, Intangibles, Documents of Title, Chattel Paper, Instruments, Money, Securities or Documents
("Undertaking"); and

(1) all personal property in any form derived directly or indirectly from any dealing with collateral subject to the Security Interest or the proceeds therefrom, and including any payment representing indemnity or compensation for loss of or damage thereto or the proceeds therefrom ("Proceeds").

The Inventory, Equipment, Accounts, Intangibles, Documents of Title, Chattel Paper, Instruments, Money, Securities, Documents, Undertaking and Proceeds are collectively called the "Collateral". Any reference in this agreement to Collateral shall mean Collateral or any pan thereof, unless the context otherwise requires.

The grants, mortgages, charges, transfers, assignments and security interests herein created are collectively called the "Security Interest".
         4.       Further Description of Collateral

Without limiting the generality of the description of Collateral as set out in paragraph 3, for greater certainty the Collateral shall include all present and fl.nure personal property of the Debtor located on or about or in transit to or from the address of the Debtor set out on the first page of this agreement and the location(s) set out in any Schedule "A" attached hereto, and all present and future personal property of the Debtor of the nature or type described in any Schedule "B" attached hereto.

The Debtor agrees to promptly inform the Creditor in writing of the acquisition by the Debtor of any personal property which is not of the nature or type described herein, and the Debtor agrees to execute and deliver at its own expense from time to time amendments to this agreement or additional security agreements as may be reasonably required by the Creditor in order that the Security Interest shall attach to such personal property.
         5.       Attachment

The parties acknowledge that value has been given; the Debtor has rights in the Collateral; and the parties have not agreed to postpone the time for attachment of the Security Interest.
         6.       Dealings with Collateral

Until the occurrence of an Event of Default (as hereinafter defined), the Debtor may sell its Inventory and collect its Accounts in the ordinary course of its business; provided that all Accounts so collected shall be held by the Debtor as agent and in trust for the Creditor and paid to the Creditor immediately upon request. The Debtor agrees to deposit all Proceeds from the disposition of Inventory into its account with "'~ {name and branch of bank}, and to inform such bank of the Security Interest and the trust established herein attaching to the funds in such account in favour of the Creditor.
         7.       Notification to Account Debtors Before Default

The Creditor may, before as well as after the occurrence of an Event of Default, notiI~,' any person obligated to the debtor in respect of an Account, Chattel Paper or an Instrument to make payzncnt to the Creditor of all such present and future amounts due.
         8.       Exception re Leasehold Interests and Contractual Rights

The last day of the term of any lease, sublease or agreement therefor is specifically excepted from the Security Interest, but the Debtor agrees to stand possessed of such last day in trust for any person acquiring such interest of the Debtor. To the extent that the creation of the Security Interest would constitute a breach or cause the acceleration of any agreement right, licence or permit to which the Debtor is a party, the Security Interest shall not attach thereto but the Debtor shall hold its interest therein in trust for the Creditor, and shall assign such agreement, right, license or permit to the Creditor forthwith upon obtaining the consent of the other party thereto.
         9.       Representations and Warranties

The Debtor hereby represents and warrants as follows to the Creditor and acknowledges that the Creditor is relying thcreon (and each of such representations and warranties shall be deemed to be a condition):

(a) the Debtor has the capacity and authority to incur the Obligations, create the Security Interest and gcnerally perform its obligations under this agreement;

(b) the execution and delivery of this agreement and the performance by the Debtor of its obligations hereunder has been duly authorized by all necessary proceedings;

(c) except for the Security Interest, the Collateral is owned by the Debtor free from any mortgage, lien, charge, encumbrance, pledge, security interest or other claim whatsoever; (d) the chief executive office of the Debtor is located at the address of the Debtor set out on the first page of this agreement;

(e) the Collateral is located at the places warranted herein and at no other place; and

(f) the Collateral does not include any goods which are used or acquired by the Debtor for use primarily for personal, family or household purposes.
         10.      Covenants of Debtor
                  The Debtor covenants and agrees as follows:
                  Payment of Obligations
         (a)      to pay or satisfy all Obligations when due; Encumbrances

(b) to keep the Collateral free and clear of all taxes, assessments, liens, mortgages, charges, claims, encumbrances and security interests whatsoever, except the Security Interest; and for greater certainty, to ensure that all Collateral acquired by the Debtor in the future shall be at the time of its acquisition free of all such claims, encumbrances and security interests;
         Disposition of Collateral

(c) not to sell, exchange, transfer, assign, lease or otherwise dispose of or deal in any way with the Collateral or any interest therein, or enter into any agreement or undertaking to do so; except as may be permitted in this agreement;

Care and Location of Collateral

(d) to keep the Collateral in good condition, and to keep the Collateral located at the places warranted herein; lnsurance

(e) to obtain from financially responsible insurance companies and maintain:

(i)      public liability insurance,

(ii) all risks property insurance in respect of the Collateral on a replacement cost basis, (iii) business interruption insurance, and

(iv) insurance in respect of such other risks as the Creditor may reasonably require from time to time, all of which policies of insurance shall be in such amounts as may be reasonably required by the Creditor and shall include a standard mortgage clause approved by the Insurance Bureau of Canada, and the Debtor agrees to cause the interest of the Creditor to be noted as first mortgagee on such policies of insurance (except public liability insurance), and to furnish the Creditor with certificates of insurance and certified copies of such policies;

Notice to Creditot

if)to promptly notify the Creditor of any loss or damage to the Collateral, any change in any information provided in this agreement or any actual or potential claim affecting the Debtor, the Collateral or the Security Interest;

Landlord's Acknowledgements

(g) to obtain a written agreement from each landlord of the Debtor in favour of the Creditor and in form and substance satisfactory to the Creditor, whereby such landlord:

(i) agrees to give notice to the Creditor of any default by the Debtor under the lease and a reasonable opportunity to cure such default prior to the exercise of any remedies by the landlord; and (ii) acknowledges the Security Interest and the right of the Creditor to enforce the Security Interest in priority to any claim of such landlord;

Business Activities

(h) to preserve its rights, powers, licences, privileges, franchises and goodwill, comply with all applicable laws, rules, and regulations, and generally conduct its business in a proper and efficient manner so as to protect the Collateral, the Security Interest and the business and undertaking of the Debtor;



(i) to maintain its existence and to refrain from changing its name or amalgamating with any other corporation;

(J) to promptly pay all taxes, assessments, rates, levies, payroll deductions, workers1 compensation assessments, and any other charges which could result in the creation of a statutory lien or deemed trust in respect of the Collateral;

Accessions and Fixtures

(k) to prevent the Collateral from becoming an accession to any personal property not subject to this agreement, or becoming affixed to any real property;

InfPrmatiQn

(I) to deliver to the Creditor such information concerning the Collateral or the Debtor as the Creditor may reasonably request from time to time including aged lists of Inventory and Accounts and annual and monthly financial statements of the Debtor;

Inspection

(in) to allow the Creditor to have access to all premises of the Debtor at which Collateral may be located and to inspect the Collateral and all records of the Debtor pertaining thereto from time to time;

Deliver of Certain Collateral

(tO to deliver to the Creditor from time to time all items of Collateral comprising Chattel Paper, Instruments, Securities and those Documents of Title which are negotiable;

FurrherA~axiranj~

(o) to do, make, execute and deliver such further and other assi~mnents, transfers, deeds, security agreements and other documents as may be required by the Creditor to establish in favour of the Creditor the Security Interest intended to be created hereby arid to a complish the intention of this agreement; and

(p) to pay all expenses, including solicitors' and receivers1 fees and disbursements, incurred by the Creditor or its agents (including any Receiver, as hereinafter defined) in connection with the preparation, perfection, preservation, and enforcement of this agreement; including all expenses incurred by the Creditor or such agents in dealing with other creditors of the Debtor in connection with the establishment and confirmation of the priority of the Security Interest; all of which expenses shall be payable forthwith upon demand and shall form part of the Obligations.
         11.      Events of Default


The Debtor shall be in default under this agreement upon the occurrence of any one or more of the following events (an "Event of Default'1):

(a) the Debtor fails to satisfy or perform any of the Obligations when due;

(b) any representation or warranty made by the Debtor herein is or becomes incorrect or untrue, or the Debtor breaches or fails to comply with any term of this agreement or any other agreement or undertaking now or hereafter given by the Debtor to the Creditor;

(c) the Debtor becomes insolvent or bankrupt or makes a proposal under the Bankruptcy Act (Canada); a petition in bankruptcy is filed against the Debtor; the Debtor makes an assignment for the benefit of creditors; a trustee or receiver or manager is appointed in respect of the Debtor or any of its assets; or steps arc taken by or against the Debtor for any other formal or informal type of proceeding for the settlement of claims against the Debtor, or for the dissolution, liquidation, or winding-up of the affairs of the Debtor;

(d) the Debtor ceases or threatens to cease to carry on business, or makes or agrees to make a bulk sale of its assets;

(e) an execution or any similar process of any court becomes enforceable against the Debtor, or a distress or any similar process is levied upon any property of the Debtor; or

(I) any encumbrance affecting the Collateral becomes enforceable; or

(g) the Creditor in good faith believes and has commercially reasonable grounds to believe that the prospect of payment or performance of the Obligations is or is about to be impaired or that the Collateral is or is about to be placed in jeopardy.

it Acceleration Upon Default; Obligation to Advance


Upon the occurrence of an Event of Default, the Obligations shall be immediately due and payable.
         13.      Remedies Upon Default

Upon the occurrence of any Event of Default, the Security Interest shall immediately become enforceable, and the Creditor shall have the following remedies in addition to any other remedies available at law or equity or contained in any other agreement between the Debtor and the Creditor, all of which remedies shall be independent and cumulative:

(a) entry of any premises where Collateral may be located;

(b) possession of Collateral by any method permitted by law;

(c) the sale or lease of Collateral;

(d) the collection of any rents, income, and profits received in connection with the business of the Debtor or the Collateral;

(e) the collcetion, realization, sale or other dealing with any Accounts of the Debtor;

(I) the appointment by instrument in writing of a receiver, or a receiver and manager (each of which is herein called a "Receiver") of the Collateral;

(g) proceedings in any court of competent jurisdiction for the appointment of a receiver or a receiver and manager or for the sale of the Collateral; and

(h) the filing of proofs of claim and other documents in order to have the claims of the Creditor lodged in any bankruptcy, winding-up, or other judicial proceeding relating to the Debtor.
         14.      Power of Receiver

Any Receiver appointed by the Creditor may be any person or persons, and the Creditor may remove any Receiver so appointed and appoint another or others instead. Any Receiver appointed shall act as agent for the Creditor for the purposes of taking possession of the Collateral, and (except as provided below) as agent for the Debtor for all other purposes, including without limitation the occupation of any premises of the Debtor and in carrying on the Debtor's business. For the purposes of realizing upon the Security Interest, the Receiver may sell, lease, or otherwise dispose of Collateral as agent for the Debtor or as agent for the Creditor as it may determine in its discretion. The Debtor agrees to ratify and confirm all actions of the Receiver acting as agent for the Debtor, and to release and indemnify the Receiver in respect of all such actions. Any Receiver so appointed shall have the following powers:

(a) to enter upon, use, and occupy all premises owned or occupied by the Debtor;

(b) to take possession of the Collateral;

(c) to carry on the business of the Debtor;

(d) to borrow money required for the maintenance, preservation or protection of the Collateral or for the carrying on of the business of the Debtor, and in the discretion of such Receiver, to charge and grant further security interests in the Collateral in priority to the Security Interest as security for the money so borrowed;

(e) to sell, lease, or otherwise dispose of the Collateral or any part thereof on such terms and conditions and in such manner as the Receiver shall determine in its discretion;

(f) to demand, commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and to give valid and effectual receipts and discharges therefor and to compromise or give time for the payment or performance of all or any part of the Accounts or any other obligation of any third party to the Debtor; and

(g) to exercise any rights or remedies which could have been exercised by the Creditor against the Debtor or the Collateral.

         15.      Standards of Sale


Without prejudice to the ability of the Creditor to dispose of the Collateral in any manner which is commercially reasonable, the Debtor acknowledges that a disposition of Collateral by the Creditor which takes place substantially in accordance with the following provisions shall be deemed to be commercially reasonable:

(a) Collateral maybe disposed of in whole or in part;

(b) Collateral may be disposed of by public sale following one advertisement in a newspaper having general circulation in the location of the Collateral to be sold at least seven (7) days prior to such sale;

(c) Collateral may be disposed of by private sale after receipt by the Creditor of two (2) written offers;

(d) the purchaser or lessee of such Collateral may be a customer of the Creditor;

(e) the disposition may be for cash or credit, or part cash and part credit; and

(f) the Creditor may establish a reserve bid in respect of all or any portion of the Collateral.

16. Failure of Creditor to Exercise Remedies

The Creditor shall not be liabLe for any delay or failure to enforce any remedies available to it or to institute any proceedings for such purposes.
         17.      Application of Payments

All payments made in respect of the Obligations and all monies received by the Creditor or any Receiver appointed by the Creditor in respect of the enforcement of the Security Interest (including the receipt of any Money) may be held as security for the Obligations or applied in such manner as may be determined in the discretion of the Creditor or the Receiver, as the case may be, and the Creditor may at any time apply or change any such appropriation of such payments or monies to such part or parts of the Obligations as the Creditor may determine in its discretion. The Debtor shall remain liable to the Creditor for any deficiency; and any surplus funds realized after the satisfaction of all Obligations shall be paid in accordance with applicable law.

18.      Waiver of Default

The Creditor may waive any Event of Default, provided that no such waiver shall affect the rights of the Creditor in connection with any other or subsequent Event of Default.
         19.      Dealings by Creditor

The Creditor may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, and otherwise deal with the Collateral, the Debtor, debtors of the Debtor, sureties of the Debtor, and others as the Creditors may see fit, without prejudice to the Obligations and the rights of the Creditor to hold and realize upon the Security Interest. The Creditor has no obligation to keep Collateral identifiable, or to preserve rights against prior secured creditors in respect of any Collateral which includes Chattel Paper or Instrwnents.
         20.      Notice

Without prejudice to any other method of giving notice, any notice required or permitted to be given hereunder to any party shall be conclusively deemed to have been received by such party on the date following the sending thereof by prepaid private courier to such party at its address noted on the first page of this agreement.
         21.      Separate Security

This agreement and the Security Interest are in addition to and not in substitution for any other security now or hereafter held by the Creditor in respect of the Debtor, the Obligations or the Collateral.
         22.      Creditor Not Obliged to Advance

Nothing in this agreement shall obligate the Creditor to make any loan or accommodation to the Debtor, or extend the time for payment or satisfaction of any Obligations.
         23.      Severability

If any provision of this agreement shall be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

24.      Time of Essence

Time shall be of the essence of this agreement.

25.      Grammatical Changes

This agreement is to be read as if all changes in grammar, number and gender rendered necessary by the context had been made, specifically including a reference to a person as a corporation and vice-versa.

26.      Entire Agreement

This agreement, including any schedules attached hereto, constitutes the entire agreement between the Debtor and the Creditor relating to the subject-matter hereof, and no amendment shall be effective unless made in writing. There are no representations, warranties or collateral agreements in effect between the Debtor and the Creditor relating to the subject-matter hereof; and possession of an executed copy of this agreement by the Creditor constitutes conclusive evidence that it was executed and delivered by the Debtor free of all conditions.

21.      Governing Law; Attornment

This agreement shall be interpreted in accordance with the laws of the Province of Ontario, and without prejudice to the ability of the Creditor to enforce this agreement in any other proper jurisdiction, the Debtor hereby irrevocably submits and atoms to the jurisdiction of the courts of the Province of Ontario.
         28.      Joint Liability

If this agreement has been executed by more than one Debtor, the obligations of each Debtor shall be joint and several.
         29.      Successors and Assigns

This agreement and the Obligations may be assigned in whole or in part by the Creditor to any person, finn or corporation without notice to or the consent of the Debtor, and if so assigned, the Debtor hereby agrees not to assert against any such assignee any defence or claim which the Debtor may have against the Creditor in connection with this agreement or the Obligations. This agreement may not be assigned by the Debtor without the prior written consent of the Creditor. This agreement is binding upon the parties hereto, and their respective heirs, executors, adininistators, legal personal representatives, successors and permitted assigns; "successors" includes any corporation resulting from the amalgamation of any corporation with another corporation.

30.      Copy of Agreement

The Debtor acknowledges receipt of an executed copy of this agreement. IN WITNESS WHEREOF, this agreement has been executed, sealed and delivered by the Debtor this 17th day of June, 1999.
                                                        By: